Contacts:

Christopher Taylor

Investor Relations

781-398-2466

Sarah Emond

Media Relations

781-398-2544

For Immediate Release

Genome Therapeutics Sets Price of Common Stock Offering

Waltham, Mass., February 3, 2003 – Genome Therapeutics Corp. (Nasdaq: GENE) today announced that its registration statement relating to the sale of up to 16,800,000 shares of its common stock at a price of $5.25 per share has been declared effective by the United States Securities and Exchange Commission. Genome Therapeutics may ultimately sell less than all of these shares. J.P. Morgan Securities Inc. is the lead placement agent and Legg Mason Wood Walker, Incorporated is the co-placement agent for this offering. The offering is expected to close on February 6, 2004.

The common stock offering is being made in conjunction with the pending merger of Genome Therapeutics and Genesoft Pharmaceuticals. Proposals relating to the proposed merger were approved by shareholders of both Genome Therapeutics and Genesoft yesterday.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the preliminary prospectus relating to the offering may be obtained from the prospectus department of J.P. Morgan Securities Inc. (One Chase Manhattan Plaza, Floor 5B, New York, New York 10081; 212-552-5164).

Forward-Looking Statement for Genome Therapeutics

This news release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These factors include that we may not be able to sell all of the shares offered for sale, Genome Therapeutics’ or Genesoft’s inability to satisfy the closing conditions of the merger, including the condition of raising additional capital to finance the combined company, the risk that the two companies’ businesses will not be integrated successfully and the significant costs related to the proposed merger. Upon completion of the merger, our business will be significantly dependent upon the combined company’s ability to launch the commercial sale of FACTIVE®, and, due to the limitations on our resources and experience in commercializing products, there can be no assurance that we will be able to successfully launch FACTIVE. We continue to be subject to the risks related to our lead product candidate, Ramoplanin, such as (i) our inability to obtain regulatory approval to commercialize Ramoplanin due to negative, inconclusive or insufficient clinical data and (ii) delays in the progress of our clinical trials for Ramoplanin, and increased cost, due to the pace of enrollment of patients in the trials or fluctuations in the infection rate of enrolled patients. We are also subject to risks related to our inability or the inability of our alliance partners to (i) successfully develop products based on our genomics information, (ii) obtain the necessary regulatory approval for such products, (iii) effectively commercialize any products developed before our competitors are able to commercialize competing products or (iv) obtain and enforce intellectual property rights. In addition, we are subject to the risk factors set forth in Exhibit 99.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2003, in our Current Report on Form 8-K/A filed on January 30, 2004 and those set forth in other filings that we may make with the Securities and Exchange Commission from time to time.

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